Exhibit 99.5

Resource Pharmacy, Inc.

Case No. 02-88572

Reporting Period:  August 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts					Current Month		Cumulative
	U.S. Bank Operating	U.S Bank Payroll	Comerica Operating	Comerica Payroll	Escrow Account	Actual	Projected	Actual

Cash Balance Beginning	$—	$—	$—	$—	$4,310,836	$4,310,836	$—	$217,544

Recepits
Cash sales						—		—
Accounts Receivable						—		1,340,246
Loans and Advances						—		—
Interest Income Paid					4,080	4,080		22,868
Sale of Assets						—		5,000,000
Other - Cash Transfers from Related Companies						—		8,231,410
Total Receipts	—	—	—	—	4,080	4,080	—	14,594,523

Disbursements
Net Payroll						—		(2,951,180)
Payroll Taxes						—		(67,905)
Sales, Use and Other Taxes						—		—
Inventory Purchases					—	—		(921,077)
Rents and Lease Payments						—		—
Insurance						—		—
Administrative & Selling						—		(5,328,146)
Other - Cash Transfers to Related Companies						—		(1,148,843)

Professional Fees						—		(80,000)
U.S. Trustee Fees						—		—
Court Costs						—		—
Total Disbursements	—	—	—	—	—	—	—	(10,497,151)

Net Cash Flow	—	—	—	—	4,080	4,080	—	4,097,372

Cash End of Month	$—	$—	$—	$—	$4,314,916	$4,314,916	$—	$4,314,916

Resource Pharmacy, Inc.

Case #02-88572

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended August 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$20,005,679

Net Revenues	—	20,005,679

Operating Expenses:
Cost of Services	—	13,183,716

Gross Margin	—	6,821,963
		34.1%

General and administrative expenses:
Personnel costs	—	3,921,629
Occupancy costs	—	212,382
Bad debt expense	—	1,895,937
Other	—	651,308

Total General and Administrative Expenses	—	6,681,256

Income from Operations	—	140,707

Other Expenses (Income):
Interest expense	—	8,407
Depreciation and amortization	—	117,769
Other expense (income)	12,589	(83,465)

Other Expenses - Net	12,589	42,711

Income before Reorganization Items	(12,589)	97,996

Reorganization Items:
Professional fees	—	—
Other	(4,080)	95,630

Reorganization (Income) Expenses - Net	(4,080)	95,630

(Loss) Income Before Income Tax Provision	(8,509)	2,366

Income Tax Provision	—	—

Net (Loss) Income	$(8,509)	$2,366

Resource Pharmacy, Inc.

Case No. 02-88572

Reporting Period:  August 31, 2004

Balance Sheet

	Book Value
	@ Current	@ Petition Date
Assets

Current Assets

Unrestricted Cash and Equivalents	$—	$221,879
Restricted Escrow Cash	4,314,916
Accounts Receivable(net)		3,855,520
Inventories		365,518
Prepaid Expenses and Other Current Assets		2,632
Total Current Assets	4,314,916	4,445,549

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	—	134,959

Other Assets

Goodwill (net)	—	2,607,395
Deposits	—	13,895
Total Other Assets	—	2,621,290

Total Assets	$4,314,916	$7,201,798

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$76,211	$—
Accrued Payroll and Benefit Costs	—	15,585
Accrued Other	6,802
Total Post-Petition Liabilities	83,013	15,585

Liabilities Under Compromise
Secured Debt	3,728,993	4,168,422
InterCompany with Bankrupt Subsidiaries - net	—	2,283,836
Accounts Payable	1,045,022	1,126,285
Accrued Payroll and Benefit Costs	—	152,531
Accrued Other	26,235	26,235
Total Pre-Petition Liabilities	4,800,250	7,757,309

Total Liabilities	4,883,263	7,772,894

Equity
Accumulated Deficit	(568,347)	(571,096)
Total Equity	(568,347)	(571,096)

Total Liabilities & Equity	$4,314,916	$7,201,798

Resource Pharmacy, Inc.

Case No. 02-88572

Reporting Period:  August 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(208)		$(124)	$(75,879)	$(76,211)
Accrued Accounts Payable	—				—
Accrued Salaries	—				—
Accrued Paid Time Off					—
Accrued Fringe Benefits	—				—
Accrued Expenses	(6,802)				(6,802)
Accrued Payroll Taxes	—				—
					—

Total Post Petition Debts	$(7,010)	$—	$(124)	$(75,879)	$(83,013)

1)              Post Petition Accounts Payable and Accrued AP to be paid out of escrow cash

2)              Post Petition Accrued Expenses to be paid out of escrow when billed